EXHIBIT 5 - OPINION OF COUNSEL

                                  McGuireWoods, LLP
                                Bank of America Tower
                            50 N. Laura Street, Suite 3300
                             Jacksonville, Florida  32202

                                 August 24, 2001



Florida Rock Industries, Inc.
155 East 21st St.
Jacksonville, FL 32206

	Florida Rock Industries, Inc. 1996 Stock Option Plan - Post-Effective Amendment No. 1 to Registration Statement on Form S-8

Ladies and Gentlemen:

	We are counsel to Florida Rock Industries, Inc., a Florida corporation (the "Company"), in connection with the Post-Effective
Amendment No. 1 (the "Amendment") to Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of 250,000 additional shares (the "Shares") of the Company's common stock, par value $0.10 per share, pursuant to the Florida Rock Industries, Inc. 1996 Stock Option Plan (the "Plan") as a result of a three-for-two stock dividend payable as of August 31, 2001 to shareholders of record on August 15, 2001.

	In rendering this opinion, we have examined: (a) the Amendment;
(b) the Registration Statement; (c) the Plan; (d) a copy of the Company's bylaws; and (e) a record of the proceedings of the Company relating to the authorization of the three-for-two stock dividend. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed, without inquiry, the authenticity of all documents submitted to us as originals, the genuiness of all signatures, the legal capacity of all natural persons and the conformity with authentic original documents of any copies thereof submitted to us for our examinations.

	Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares upon issuance and delivery thereof as contemplated by the Plan, will be legally issued, fully paid and nonassessable.

	We express no opinion as to the application of the securities or "Blue Sky" laws of the various states to the sale of the Shares.

	The opinions rendered herein are limited to the law of the State of Florida and the Federal law of the United States.

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	This opinion is being delivered in connection with the Amendment and, accordingly, may not be used for any other purpose without our prior written consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law that may hereafter occur.

	We hereby consent to the use of our name in the Registration
Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this opinion, and to the use of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name as counsel for the Company and to any references to this firm in the prospectus that constitutes part of the Registration Statement.

	In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

						    MCGUIREWOODS, LLP


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